                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          Duramed Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]     No fee required.
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        was paid previously. Identify the previous filing by registration
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



                          DURAMED PHARMACEUTICALS, INC.
                              7155 East Kemper Road
                             Cincinnati, Ohio 45249

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

         We are pleased to invite you to attend the Annual Meeting of Stockholders of Duramed Pharmaceuticals, Inc., to be held at the Embassy Suites Hotel, 4554 Lake Forest Drive, Cincinnati, Ohio 45242 on September 10, 1998 at 9:00 a.m. (EDT), for the purpose of considering and acting upon the following:

1.       The election of five directors of the Company.


2. The approval of amendments to the Company's 1991 Stock Option Plan for Nonemployee Directors increasing the number of shares of Common Stock issuable upon exercise of options granted under the Plan from 150,000 to 300,000 shares and extending the expiration date of the Plan until November 7, 2006.

3. The ratification of Ernst & Young LLP as auditors of the Company for the fiscal year ending December 31, 1998.

4.       Such other matters as may properly come before the meeting.

         Only stockholders of record at the close of business on July 9, 1998 are entitled to receive notice of, and to vote at, the meeting. Management, at present, knows of no other business to be brought before the meeting.

                                        By Order of The Board of Directors


                                        E. THOMAS ARINGTON
                                        President and Chief Executive Officer

Cincinnati, Ohio
July 29, 1998


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER DATED PROXY, OR ATTENDING THE MEETING AND VOTING IN PERSON.

                          DURAMED PHARMACEUTICALS, INC.
                              7155 East Kemper Road
                             Cincinnati, Ohio 45249
                                 (513) 731-9900


                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Duramed Pharmaceuticals, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders on September 10, 1998. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of the Company on or about July 29, 1998.


                          OUTSTANDING VOTING SECURITIES


         The number of voting securities of the Company outstanding on July 9, 1998, the record date for the meeting, was 17,928,222 shares of Common Stock, $.01 par value, each entitled to one vote, owned by approximately 1,715 stockholders of record. A list of stockholders of the Company may be examined at the offices of the Company at the address given above.


                               PROXIES AND VOTING


         When the enclosed proxy card is properly executed and returned, the shares it represents will be voted as specified; if no instructions are given, proxies will be voted in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice to the Company, by giving a later dated proxy indicating a desire to vote differently or by appearing at the meeting and casting a ballot.

         The cost of solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation may be made by officers and regular employees of the Company by personal interview, telephone and facsimile. Banks, brokerage houses and other record owners will be reimbursed for their reasonable expenses incurred in forwarding soliciting material to beneficial owners and in obtaining voting instructions from those owners.

         The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting will be sufficient for the election of directors. The Company's Common Stock has no cumulative voting rights. Other matters will be determined by the affirmative vote of a majority of the shares present in person or represented by proxy, with abstentions having the effect of negative votes and broker non-votes deemed to be absent shares. There are no rights of appraisal or similar rights of dissenting stockholders with respect to any matter to be acted upon at the meeting.


                             THE BOARD OF DIRECTORS


         The Company's corporate powers are exercised, and its business, property and affairs are managed, by or under the direction of the Board of Directors. The Board of Directors is composed of five members. Three of the nominees for election at the Annual Meeting, Messrs. E. Thomas Arington, George
W. Baughman and S. Sundararaman, are continuing directors. The other two nominees, Messrs. Jeffrey T. Arington and Peter R. Seaver, have been nominated to fill vacancies on the Board resulting from the resignation of Dr. Derek G. Layton in June 1998 and the intended retirement of Mr. Stanley L. Morgan at the time of the Annual Meeting. The Board of Directors recommends that the five nominees, each of whom is described below, be elected to serve until the Annual Meeting in 1999 or until their successors are elected and qualified.

         E. THOMAS ARINGTON, age 61. Mr. Arington has been the Company's President and Chief Executive Officer since October 1987. He became a director of the Company in December 1987 and its Chairman of the Board in May 1988. Prior to joining the Company, he was President of MarketMaster, Inc., a health care consulting firm which had the exclusive rights to market the Company's products. MarketMaster, Inc. was acquired by the Company in December 1987. Mr. Arington's career has also included 17 years with Lederle Laboratories, a division of American Cyanamid, where he held a variety of executive management positions.

         JEFFREY T. ARINGTON, age 37. Mr. Arington has been Senior Vice President, Marketing, Sales and Science of the Company since 1995. He served as the Company's Senior Vice President, Marketing, Science and Operations from 1994 until 1995, as Vice President, Sales and Marketing from 1989 until 1994 and as Executive Director of Sales and Marketing from 1987 until 1989. From 1984 until 1987, he was employed by MarketMaster, Inc. in a variety of executive positions. Jeffrey T. Arington is E. Thomas Arington's son.

         GEORGE W. BAUGHMAN, age 61. Mr. Baughman has been a director of the Company since April 1989 and has been President and Chairman of Advanced Research Associates, a consulting firm specializing in information systems and technology and in financial analysis and planning, for more than the past five years. He was employed by The Ohio State University for twenty-five years, retiring as Director of Special Projects, Office of President.

         PETER R. SEAVER, age 55. Mr. Seaver has been President of the Health Care Group of Kaleidoscope Television, Inc., a health care cable company, since 1997. He joined Kaleidoscope Television following a thirty-year career with The Upjohn Company, a pharmaceutical manufacturer, where he held a variety of management and executive positions, including serving as Vice President of Marketing from 1987 until 1989, as Corporate Vice President of Worldwide Pharmaceutical Marketing from 1989 until 1995 and as Corporate Vice President of Health Care Policy during 1996.

         S. SUNDARARAMAN, age 62. Mr. Sundararaman is the Company's Secretary and has been a director of the Company since 1982. Mr. Sundararaman is Manager, Sales Automation and Distribution, USA for Lufthansa German Airlines and has been with that company since 1961.

         Meetings; Committees of the Board. The Company's Board of Directors (the "Board") held sixteen meetings in 1997, of which twelve were by conference telephone. The Board has an Audit Committee, composed during the past year of Messrs. Baughman (Chairman), Morgan and Layton, which deals with financial reporting and control of the Company's assets. The Committee held one meeting during 1997. The Board also has a Compensation Committee, consisting in 1997 of Messrs. Sundararaman (Chairman), Morgan and Baughman, which has responsibility for making recommendations to the full Board concerning all matters dealing with officers' compensation and fringe benefits. The Compensation Committee met two times during 1997, both by conference telephone. The Board does not have a nominating committee. Each incumbent director attended more than seventy five percent of the aggregate of all meetings of the Board of Directors which he was eligible to attend and all meetings of committees upon which he served during 1997.

         Compensation of Directors. During 1997, nonemployee directors of the Company received an annual fee of $10,000, fees of $1,200 for each Board meeting attended, plus reimbursement of expenses, and fees of $500 for each Board meeting held by conference telephone. Committee meeting fees are paid at the same rates as fees for Board meetings; however, no fees are paid for committee meetings held on the same dates as Board meetings. No fees are paid to directors who are also employees of the Company. Each new nonemployee director is automatically awarded options to purchase 10,000 shares of the Company's Common Stock; in subsequent years, a nonemployee director automatically receives options to purchase 5,000 shares of Common Stock. (See "Amendment of 1991 Stock Option Plan for Nonemployee Directors.") Each nonemployee director also is reimbursed by the Company for up to $7,500 per year in legal and financial consulting expenses.

         The Company has an unfunded pension plan covering nonemployee directors who have served on the Board for at least five years. No director who is, or at any time during the five years prior to the end of service as a director was, an employee of the Company may participate in the plan. The plan provides an annual benefit, payable monthly from the time a participating director ceases to be a member of the Board until death, equal to the director's most recent annual Board fee, as adjusted annually to reflect changes in the Consumer Price Index. The right of a director to receive benefits under the plan is forfeited if the director engages in any activity determined by the Board to be contrary to the best interests of the Company.


                       AMENDMENT OF 1991 STOCK OPTION PLAN
                            FOR NONEMPLOYEE DIRECTORS

         The Company's 1991 Stock Option Plan for Nonemployee Directors (the "Directors Plan" or "Plan") was approved by the Board of Directors in late 1991 and adopted by the Company's stockholders in 1993. The purpose of the Directors Plan is to enhance the value of stockholders' investment in the Company by encouraging nonemployee directors to acquire, increase and retain a financial interest in the Company, to remain as directors and to put forth maximum efforts for the Company's success.

         The Directors Plan is a "formula plan" which requires automatic option grants to nonemployee directors and prescribes the terms of those options. Under the Directors Plan, each new nonemployee director automatically is granted, at the close of business on the date he or she first becomes director, an option to purchase 10,000 shares of Common Stock. Annually, thereafter, each then serving nonemployee director, other than a new director, is granted, at the close of business on the day the Company's Annual Meeting of Stockholders (or, if no meeting is held, on the date provided for such meeting in the Company's By-laws), an option to purchase 5,000 shares of Common Stock. All options granted under the Directors Plan are nonqualified options, and all options must have a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant. To date, 51,000 shares have been issued under the Plan and there are options outstanding to the Company's current nonemployee directors as follows: Mr. Baughman, 25,000 shares; Mr. Morgan (who is retiring immediately prior to the Annual Meeting), 24,000 shares; and Mr. Sundararaman, 20,000 shares. On July 9, 1998, the fair market value of the Company's Common Stock was $5.875 per share.

         As originally adopted, the Directors Plan provided for the issuance of up to 150,000 shares of Common Stock and had a term of 10 years (expiring in November 2001). After the automatic option grants at the time of the 1998 Annual Meeting, only 10,000 shares will remain available for future option grants. Therefore, if the Directors Plan is to continue, additional shares must be authorized. The Board of Directors believes that the Plan continues to serve its purpose and has approved an amendment to the Plan increasing the total number of shares of Common Stock issuable under the Plan to 300,000. Additionally, because the Directors Plan is scheduled to expire in three years, the term of the Plan has been extended five years, until November 7, 2006.

         The following is a summary of other provisions of the Directors Plan, the full text of which is set forth as Exhibit A to this Proxy Statement.

         The Plan is administered by the Company's Board of Directors which has the power to interpret, and make administrative rules relating to, the Plan. However, the Board has no discretion to determine which nonemployee directors are eligible for options or to set the terms of Plan options.

         Shares of the Company's Common Stock issued pursuant to options granted under the Directors Plan may be authorized but unissued shares or shares purchased on the open market and held by the Company as treasury stock. Proportionate adjustments in the number of shares which may be issued, and in the number and prices of shares covered by outstanding options, will be made in the event of changes in the Company's capitalization (such as stock splits or combinations or exchanges of shares). If all or part of an option expires without having been exercised, the shares represented by the unexercised portion of the option will be available for subsequent option grants. Shares tendered or withheld in accordance with the Plan's payment provisions also may be subsequently issued under the Directors Plan.

         Except in the circumstances discussed below, all options granted under the Plan become exercisable six months after the date of grant and expire ten years from the date of grant. Payment of the exercise price may be made in cash, or with that number of previously acquired shares of the Company's Common Stock having a fair market value equal to the exercise price of the option, or by a combination of these methods.

         Generally, if an option granted under the Directors Plan is not then exercisable, it expires on the date the optionee ceases to be a director of the Company and, if the option is exercisable at that time, it must be exercised on or before the earlier of (i) one year after the date the optionee ceases to be a director or (ii) the option's fixed expiration date. In the event of death or permanent disability while a director, however, all of the optionee's options (whether or not then exercisable) become exercisable and expire on the earlier of their fixed termination dates or one year from the date of death or the date the optionee ceases to be a director. Also, in the case of termination of an optionee's status as a director for fraud or certain other specified acts, all options held terminate automatically as of the date of termination of the directorship. Nothing in the Directors Plan confers upon any director the right to continue as a director of the Company or limits in any way the right of the Company to terminate a person's status as a director at any time.

         The Directors Plan provides that in the event any person becomes the beneficial owner of more than 50% of the Company's outstanding shares of Common Stock, or commences a tender offer which if successful would result in the person becoming the beneficial owner of more than 50% of such shares, then all outstanding options will become immediately exercisable. In the event of the execution of an agreement of reorganization, merger or consolidation of the Company with another corporation in which the Company is not to be the surviving corporation, or in the event of the execution of an agreement of sale or transfer of all or substantially all the assets of the Company, all outstanding options also will become immediately exercisable. In such a case, an optionee who is subject to Section 16 of the Securities Exchange Act of 1934 will become entitled to receive a cash payment equal to the difference between the aggregate fair value of the Common Stock subject to the optionee's then unexercised options and the aggregate option exercise price of the option shares. If the successor or transferee corporation does not obligate itself to continue the Directors Plan, both the Plan and the unexercised portion of all outstanding options will terminate as of the effective date of any such transaction.

         The Board of Directors of the Company may suspend, terminate or amend the Directors Plan at any time. However, stockholder approval is required for any amendment increasing the number of shares of Common Stock issuable under the Plan, materially increasing benefits to optionees or materially modifying the eligibility requirements for participation. Additionally, no amendment may change, without an optionee's consent, any option previously granted to that optionee under the Directors Plan.

         Assuming approval of the proposed amendments to the Plan, the Directors Plan will terminate on the earlier of (i) November 7, 2006, (ii) the date on which all shares available for issuance have been issued in accordance with the Plan or (iii) the date on which the Plan is terminated by the Board of Directors. Options granted and outstanding prior to the termination of the Directors Plan will continue in accordance with their terms.

         Options granted under the Directors Plan are transferable only by the optionee's will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee or by the optionee's guardian or legal representative.

         An optionee who exercises a nonqualified option generally recognizes taxable ordinary income, and the Company is entitled to a deduction at the time of exercise of the option, in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price. At the time of a subsequent sale of the shares, the optionee recognizes a taxable capital gain or loss (long or short-term depending on whether the shares were held more than a year) based upon the difference between the fair market value at the time of exercise and the selling price.

         Under current accounting practices, neither the grant nor the exercise of an option under the Directors Plan results in any charge against the Company's earnings. The Company is aware that the Financial Accounting Standards Board is considering an interpretation of the accounting rules which could result in a charge to earnings for options granted to nonemployee directors. At this time it is uncertain whether such an interpretation will be adopted and, if adopted, when that might occur. Such interpretations normally are adopted prospectively. The Company intends to monitor the issue. If this interpretation is adopted, the Board of Directors will evaluate its impact on the Company and make a determination as to whether the Directors Plan should be maintained.

         The proceeds of the sale of stock under the Directors Plan constitute general funds of the Company and may be used by it for any purpose.

         The Board of Directors intends to cause the following resolution to be presented to stockholders for action at the Annual Meeting:

         RESOLVED, That the Duramed Pharmaceuticals, Inc. 1991 Stock Option Plan for Nonemployee Directors be, and it hereby is, amended to increase the number of shares of Common Stock available for issuance under the Plan to 300,000 and to extend the termination date of the Plan until November 7, 2006.

         The Board of Directors recommends a vote "FOR" approval and adoption of the proposed amendments to the Directors Plan.


                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS


         The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the Board's action in appointing Ernst & Young LLP, Certified Public Accountants, as independent auditors of the Company for the year 1998.

         Ernst & Young LLP has served the Company since 1984. The Company has been informed that neither Ernst & Young LLP nor any of its partners has any direct financial interest or any material indirect financial interest in the Company and during the past three years has had no connection therewith in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

         The Board of Directors recommends a vote "FOR" approval of Ernst & Young LLP.

         In the event the resolution is defeated, the adverse vote will be considered a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 1998 will be permitted to stand unless the Board finds other good reasons for making a change. Representatives of Ernst & Young LLP will be in attendance at the meeting, with the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

\


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         Summary Information. The following table sets forth, for the fiscal years indicated, amounts of cash and certain other compensation paid by the Company to (i) Mr. E. Thomas Arington and (ii) each of the Company's other executive officers whose salary and bonus during 1997 exceeded $100,000. Mr. Arington and these other persons are sometimes referred to as the "named executive officers."


                                                    SUMMARY COMPENSATION TABLE

                                                                                               Long Term
                                                                                              Compensation
                                           Annual Compensation                                   Awards
                                         -----------------------------------------------------------------------
                                                                              Other            Securities
                                                                              Annual           Underlying
                                                                             Compen-          Stock Option           All Other
         Name and                                              Bonus          sation             Grants            Compensation
     Principal Position          Year       Salary ($)          ($)           ($)(1)              (#)                 ($)(2)
------------------------------------------------------------------------------------------------------------------------------------
E. Thomas Arington               1997      $519,234             ---            ---                ---                 $43,423
Chief Executive Officer          1996       369,213             ---            ---              518,500                32,522
                                 1995       422,142             ---            ---                ---                  35,159


Jeffrey T. Arington              1997      $163,365             ---            ---               22,000               $ 3,207
Senior Vice President,           1996       148,489             ---            ---               17,000                 3,107
Sales and Marketing              1995       155,262             ---            ---                ---                   3,308



Timothy J. Holt                  1997      $163,365             ---            ---               20,000               $ 3,802
Senior Vice President,           1996       145,883             ---            ---               15,000                 3,188
Finance and Treasurer            1995       155,262             ---            ---                ---                   5,540


----------------------------

(1) None, other than perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus for any named executive officer.

(2) Amounts disclosed for 1997 are comprised of the following: (i) term and/or whole life insurance premium payments for the benefit of Mr. E. Thomas Arington ($33,940), Mr. Jeffrey T. Arington ($308) and Mr. Timothy J. Holt ($792); (ii) disability insurance premium payments for Mr. E. Thomas Arington ($6,283); (iii) matching contributions to the Company's 401(k) Plan on behalf of Mr. E. Thomas Arington ($3,200), Mr. Jeffrey T. Arington ($2,899) and Mr. Timothy J. Holt ($3,010) in respect of their contributions to the Plan.

         Stock Options. The following table presents information on option grants during 1997 to the named executive officers. The Company's plans do not provide for the grant of stock appreciation rights.


                                                OPTION GRANTS IN LAST FISCAL YEAR



                                       Individual Grants(1)
                            -------------------------------------------------------------------------------------------------------
                                Number of
                                Securities        % of Total                                            Potential Realizable
                                Underlying         Options                                             Value at Assumed Annual
                                 Options          Granted to         Exercise                           Rates of Stock Price
                                 Granted         Employees in      or Base Price     Expiration        Appreciation for Option
           Name                    (#)           Fiscal Year          ($/Sh)            Date                    Term
                                                                                                  ---------------------------------
                                                                                                       5% ($)          10% ($)
-----------------------------------------------------------------------------------------------------------------------------------
E. Thomas Arington                 ---               ---                ---              ---             ---             ---

Jeffrey T. Arington               10,000             2.3%             $5.000           2/11/07         $22,282         $65,097
                                  12,000             2.7%             $4.438            5/8/07         $33,489         $84,867

Timothy J. Holt                   10,000             2.3%             $5.000           2/11/07         $22,282         $65,097
                                  10,000             2.3%             $4.438            5/8/07         $27,907         $70,722


----------------------------

(1) All options having an expiration date of February 11, 2007 were granted originally on February 11, 1997 with an exercise price of $10.125 per share and were repriced on May 8, 1997 to $5.00 per share.

         The grants on February 11, 1997 for 10,000 shares to each of Messrs. Jeffrey T. Arington and Timothy J. Holt became exercisable as to 100% of the shares on February 11, 1998. All other options are exercisable at a maximum rate of 20% of the shares per year beginning on the first anniversary of the date of grant.

         Each option becomes exercisable in full (i) if any person becomes, or commences a tender offer which could result in the person becoming, the beneficial owner of more than 50% of the outstanding shares of the Company's Common Stock or (ii) in the event of the execution of an agreement of merger, consolidation or reorganization pursuant to which the Company is not to be the surviving corporation or the execution of an agreement of sale or transfer of all or substantially all of the assets of the Company. Under certain change-of-control circumstances, an optionee will be entitled to receive a cash payment equal to the difference between the "fair value" of all unexercised option shares and the aggregate option price of those shares.

         With respect to each named executive officer, the following table sets forth information concerning unexercised options held at December 31, 1997. No options were exercised by the named executive officers during 1997.




                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                      AND FY-END OPTION VALUES


                                                                              Number of Securities     Value of Unexercised In-the-
                                                     Value Realized ($)      Underlying Unexercised       Money Options at FY-End
                                                                              Options at FY-End (#)                 ($)
                                                      (Market Price on
                            Shares Acquired on     Exercise Less Exercise         Exercisable/                 Exercisable/
          Name                 Exercise (#)                Price)                 Unexercisable                Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
E. Thomas Arington                  ---                      ---                1,054,468/313,875           $3,534,899/$215,632

Jeffrey T. Arington                 ---                      ---                  105,851/28,150             $426,423/$26,089

Timothy J. Holt                     ---                      ---                  89,184/24,150              $347,930/$22,216



         Employment Agreement. On March 30, 1994, the Company entered into an Amended and Restated Employment Agreement (the "Agreement") with Mr. E. Thomas Arington. The initial term of the Agreement continues until December 31, 1998, subject to automatic annual extensions if notice of termination is not given by either party prior to specified dates. The effect of the Agreement is to provide for an initial five year employment term, with subsequent "rolling three year" minimum terms. The Agreement may be amended by agreement between the Compensation Committee of the Board of Directors and Mr. Arington.

         Under the Agreement, Mr. Arington is to receive a salary in an amount to be set by the Compensation Committee, but not less than $33,333 per month. For 1997, the Compensation Committee increased Mr. Arington's salary to $500,000 per year. (See "Report of the Compensation Committee on Executive Compensation.") The Agreement also entitles Mr. Arington to receive an annual bonus equal to 5% of the Company's income before taxes for each of 1997 and 1998. After 1998, a bonus will be paid in such a manner and amount as the Compensation Committee might at that time determine. This incentive compensation arrangement was approved by the Company's stockholders at the 1994 Annual Meeting of Stockholders. Mr. Arington received no bonus in respect of 1997.

         The Agreement provides for life and disability insurance and for certain other customary benefits. Options to purchase 254,685 shares of Common Stock previously granted to Mr. Arington are continued by the Agreement. If Mr. Arington's employment is voluntarily terminated by him, or if he is terminated by the Company with cause, the Agreement provides that he will not compete with the Company for a period of one year after termination.

         Option Repricing Table. As discussed in the Compensation Committee Report below, in May 1997 all outstanding employee stock options with an exercise price greater than $5.00 per share, including options held by executive officers, were repriced to that amount, with all other terms and conditions of the options remaining unchanged. The following option repricing table sets forth certain information concerning the repricing of stock options for executive officers of the Company in May 1997 and within the previous ten years.




                        Ten-Year Option Repricings(1)(2)
                        --------------------------------
                                       Number of
                                       Securities   Market Price   Exercise                    Length of
                                       Underlying    of Stock at   Price at                  Original Term
                                         Options       Time of     Time of                    Remaining at
                         Repricing      Repriced      Repricing   Repricing    New Exercise     Date of
          Name              Date           (#)           ($)        ($)         Price ($)      Repricing
          ----              ----          ----           ----       ----       -----------     ---------
----------------------------------------------------------------------------------------------------------
E. Thomas                    5/8/97       95,158     $  4.438     $  5.875     $   5.00      5 yrs 8 mos
Arington, Chief              5/8/97      518,500     $  4.438     $  8.625     $   5.00      9 yrs 0 mos
Executive Officer          11/11/96      518,500     $  7.500     $  17.50     $  8.625      9 yrs 6 mos
                            3/18/91      254,685     $  1.563     $   8.56     $  1.563     8 yrs 10 mos

Jeffrey T                    5/8/97       10,000     $  4.438     $ 10.125     $   5.00      9 yrs 9 mos
Arington, Senior             5/8/97       10,000     $  4.438     $  8.625     $   5.00      9 yrs 0 mos
Vice President               5/8/97        7,000     $  4.438     $  8.625     $   5.00      9 yrs 2 mos
                           11/11/96       10,000     $  7.500     $  17.50     $  8.625      9 yrs 6 mos
                           11/11/96        7,000     $  7.500     $  14.50     $  8.625      9 yrs 8 mos
                            3/18/91        6,000     $  1.563     $   5.75     $  1.563     6 yrs 10 mos
                            3/18/91        3,333     $  1.563     $   5.75     $  1.563      7 yrs 6 mos
                            3/18/91        3,333     $  1.563     $   7.25     $  1.563      8 yrs 0 mos
                            3/18/91        5,333     $  1.563     $   2.75     $  1.563      8 yrs 9 mos

Timothy J                    5/8/97       10,000     $  4.438     $ 10.125     $   5.00      9 yrs 9 mos
Holt, Senior Vice            5/8/97       10,000     $  4.438     $  8.625     $   5.00      9 yrs 0 mos
President                    5/8/97        5,000     $  4.438     $  8.625     $   5.00      9 yrs 2 mos
                           11/11/96       10,000     $  7.500     $  17.50     $  8.625      9 yrs 6 mos
                           11/11/96        5,000     $  7.500     $  14.50     $  8.625      9 yrs 8 mos
                            3/18/91       10,000     $  1.563     $   6.00     $  1.563      5 yrs 6 mos
                            3/18/91        6,667     $  1.563     $   5.75     $  1.563     6 yrs 10 mos
                            3/18/91        3,333     $  1.563     $   5.75     $  1.563      7 yrs 6 mos
                            3/18/91        3,333     $  1.563     $   7.25     $  1.563      8 yrs 0 mos
                            3/18/91        2,000     $  1.563     $   2.75     $  1.563      8 yrs 9 mos

Ivan E. Pusecker,            5/8/97       10,000     $  4.438     $  8.625     $   5.00      9 yrs 0 mos
Senior Vice                  5/8/97        5,000     $  4.438     $  8.625     $   5.00      9 yrs 2 mos
President                  11/11/96       10,000     $  7.500     $  17.50     $  8.625      9 yrs 6 mos
                           11/11/96        5,000     $  7.500     $  14.50     $  8.625      9 yrs 8 mos

Doane F. Darling,            5/8/97        1,000     $  4.438     $   7.25     $   5.00      2 yrs 0 mos
Senior Vice                  5/8/97       10,000     $  4.438     $  8.625     $   5.00      9 yrs 0 mos
President                  11/11/96       10,000     $  7.500     $  17.50     $  8.625      9 yrs 6 mos
(deceased)                  3/18/91        6,667     $  1.563     $   8.75     $  1.563      8 yrs 3 mos

(1) All options repriced on November 11, 1996 were further repriced on May 8, 1997.

(2) With respect to the options repriced on March 18, 1991, optionees were offered the choice of retaining existing options or receiving two new options, with new 3-year vesting schedules, for every three existing options exchanged. Mr. E. Thomas Arington exchanged old options for 382,028 shares for new options for 254,685 shares, Mr. Jeffrey T. Arington exchanged old options for 27,001 shares for new options for 17,999 shares, Mr. Holt exchanged old options for 38,001 shares for new options for 25,333 shares and Mr. Darling exchanged old options for 10,001 shares for new options for 6,667 shares.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.

         Executive Compensation Policies. The Company's executive compensation consists of three components: annual salaries, annual bonuses and stock option grants.

         In a proactive response to various regulatory, industry-wide and Company-specific issues, the Company in late 1990 voluntarily suspended shipments of all its products and subsequently voluntarily surrendered all but two of its drug approvals. Thereafter, the Company's efforts were focused necessarily on a survival and recovery plan. Through execution of this plan, the Company returned to profitable operations in 1993 and 1994. In early 1995, a conscious decision was made by management to increase expenditures for manufacturing and other launch activities in connection with the then-anticipated approval of the Company's generic conjugated estrogens product and to provide the additional personnel and capital resources needed to implement the Company's business plan, including increased product development expenditures. In May 1997, the Food and Drug Administration determined that, at that time, it would not approve a generic conjugated estrogen product that was a substitute for Premarin(R). Nevertheless, the Company decided to continue its product development expenditures. This planned investment in the future contributed substantially to increased expenses, and therefore reduced levels of performance, and the Company reported losses for 1995, 1996 and 1997. However, the Company's management has also recognized the importance of balancing a strong product development commitment against the need to conserve resources, and action has been taken to implement operational changes consistent with these two corporate goals.

         The Company's policies on executive compensation have reflected the Company's history since 1990. These policies have been designed to retain the services of competent and talented managers, and to obtain the services of additional individuals of similar caliber during a very difficult period. To that end, a significant component of executive compensation has been stock option grants which serve to align closely the interests of management with those of stockholders. Salary and bonus levels have been affected by the cash flow difficulties faced by the Company and, in the case of the Company's Chief Executive Officer, payment of portions of salary and bonus have been deferred from time to time until the Company's cash flow situation improved.

         During 1996, the Compensation Committee established target ranges of total cash salary and bonus compensation for 1997 for different levels of management of the Company. The ranges of target total cash compensation were based upon the Compensation Committee's subjective judgment as appropriate to meet the policies on executive compensation described in the preceding paragraph. Actual salaries paid to the named executive officers for 1997 were below the target range. No bonuses were paid for 1997.

         Annual Salaries. The annual salary of the Company's Chief Executive Officer is established pursuant to the terms of an Employment Agreement with the Company which was initially entered into in 1987 and amended in 1994. Under the amended Employment Agreement, the Chief Executive Officer is to receive a salary in an amount to be set by the Compensation Committee, but not less than $33,333 per month. For 1997, the salary was set at $41,667 per month. This salary was approved by the Compensation Committee after consideration of a number of factors. These factors, which were applied in a subjective manner, included the view of the Compensation Committee that the Company's very survival over the preceding few years was due in large part to the efforts of the Company's Chief Executive Officer, and the Compensation Committee's desire to ensure the continued services of the Company's Chief Executive Officer.

         During April 1998, the Compensation Committee considered the salary to be paid to the Company's Chief Executive Officer for 1998. This involved a subjective consideration of the Company's operating results during 1997, the successful conclusions of the Company's private placements of Series E and F Preferred Stock which provided needed working capital for the Company, the entering into of various product agreements with other companies, the substantial efforts expended pursuing an approval from the FDA of the Company's conjugated estrogens product and the status of the Company's overall product development program. The Committee concluded that the salary for the Company's Chief Executive Officer for 1998 should be maintained at the level of $41,667 per month.

         Annual salaries for 1997 for executive officers other than the Chief Executive Officer were established by the Company's Chief Executive Officer, taking into consideration the target levels for total cash compensation established by the Compensation Committee, and were based upon factors which are typically subjective, such as his perception of the individual officer's performance, value to the Company, responsibility assumed, potential for assumption of increased responsibility and salary level needed to retain the services of the individual. The Company's lack of profitability and the market value of its stock were considered in a subjective manner in establishing executive officers' base salaries for 1997, but were not a substantial factor in such determination.

         In late June 1998, the annual salaries of the Company's executive officers were increased by approximately 15%. The increases were made in recognition of the fact that these executive officers had had no actual salary increase for over two years; due to the Company's need to conserve resources, they had accepted salary reductions in 1996 and their 1997 salaries were not increased over those which originally had been established for 1996. Additionally, the competitive nature of the marketplace was a significant factor in the decision.

         Annual Bonuses. The Company's general policy is to pay annual bonuses to its executive officers. The Chief Executive Officer's Employment Agreement provides for bonuses (approved by the Company's stockholders in 1994) equal to 5% of the Company's income before taxes for each of 1997 and 1998. Any bonuses paid to other executive officers are determined by the Company's Chief Executive Officer in consideration of the target levels for total cash compensation established by the Compensation Committee. The Chief Executive Officer's determination is subjective in nature and is based upon the factors outlined above under "Annual Salaries." The determination of bonuses for the Company's executive officers other than the Chief Executive Officer typically involves a subjective consideration of the Company's level of profitability during a particular year and the increase in the market value of the Company's Common Stock during that year. As a result of the Company's losses, no cash bonuses were paid or accrued for 1997.

         Stock Option Grants. Since the end of 1990, the Company has relied heavily upon significant grants of stock options for the purpose of providing incentives to management. Since September 26, 1996, these grants have been made by the Board of Directors. Stock option grants have, in the view of the Board, been the principal factor in enabling the Company to retain and build a competent management team in the face of the Company's financial condition.

         The size of option grants to individual employees of the Company is determined on a subjective basis, taking into account such factors as the employee's level of performance and responsibility and the loss which would be suffered by the Company if the employee were to leave the Company's employ. With respect to individuals other than the Company's Chief Executive Officer, the Board of Directors also considers the recommendations of the Chief Executive Officer which are based on the same subjective factors described above. In making these determinations, the Board of Directors considers the cash compensation received by recipients and the amount and terms of options already held by the recipients.

         No options were granted to the Chief Executive Officer during 1997. Options to purchase 42,000 shares were granted to the Company's other executive officers. These option grants were made in consideration of the factors described above and also in recognition of the fact that the Company had not paid a cash bonus to its executive officers for 1996 and that the cash salaries of the Company's executive officers had been reduced during 1996.

         Option Repricing. On May 5, 1997 the Company was notified by the FDA that, at that time, it would not approve a generic conjugated estrogens product based upon its existing guidance and current official USP compositional standards. Although the Company remains optimistic about its future, continuation of the product development activities necessary to achieve its business plan, without the previously anticipated revenues from conjugated estrogens, will result in losses into 1998 and will require the Company to continue cost reductions and conservation of its resources. The impact of the FDA's decision on the Company's stock price also was immediate, resulting in a drop from $11.125 to as low as $3.00 per share. At a meeting on May

8, 1997, the Board of Directors determined that it was crucial that the Company be able to retain its employee team in the coming months. Because of cost containment pressures, the directors decided that the best currently available incentive was a further repricing of outstanding stock options. Accordingly, all outstanding employee options with an exercise price greater than $5.00 per share were repriced to that amount, with all other terms and conditions of the options remaining unchanged.


         Compensation Committee:                    Board of Directors:

         S. Sundararaman, Chairman                  E. Thomas Arington
         George W. Baughman                         George W. Baughman
         Stanley L. Morgan                          Stanley L. Morgan
                                                    S. Sundararaman

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. As discussed above under "Report of the Compensation Committee on Executive Compensation," Mr. E. Thomas Arington, the Company's Chief Executive Officer, determined the 1997 salaries of the Company's other named executive officers, taking into consideration the target range for total cash compensation established by the Compensation Committee.

         Certain indebtedness of the Company was guaranteed by Mr. Sundararaman, the Company's Secretary and the Chairman of the Compensation Committee, as well as by a former director and officer of the Company. This indebtedness was repaid by the Company during 1997, at which time the amount outstanding subject to these guarantees was $727,513, and the guarantees were released.

         PERFORMANCE GRAPH. The following graph and table compare, over the period shown, the cumulative total stockholder return of the Company's Common Stock to the cumulative total return of companies included in the Center for Research in Security Prices' Index for The Nasdaq Stock Market (U.S. Companies) and in a peer group index comprised of Nasdaq Pharmaceuticals Stocks (SIC 2830-2839 U.S. & Foreign). In each case it is assumed that $100 was invested on December 31, 1992 and that all dividends were reinvested.



===================================================================================================================================
                                            1992           1993            1994             1995            1996              1997
-----------------------------------------------------------------------------------------------------------------------------------
Duramed Pharmaceuticals(1)                 $100           $158            $445            $453            $211              $172
-----------------------------------------------------------------------------------------------------------------------------------
Nasdaq Index                               $100           $115            $112            $159            $195              $239
-----------------------------------------------------------------------------------------------------------------------------------
Nasdaq Pharmaceuticals, Inc.               $100           $ 89            $ 67            $123            $123              $127
===================================================================================================================================


(1) The Company's Common Stock was delisted from The Nasdaq Stock Market in September 1991 and was relisted on September 19, 1994. Prices during the period from January 1992 to September 1994 are based on the averages of the bid and ask prices quoted on the OTC Bulletin Board; prices for other periods are based on the closing prices reported on The Nasdaq Stock Market.


                              CERTAIN TRANSACTIONS

         Mr. Philip B. Arington is employed by the Company as its Executive Director of Sales. His total compensation for 1997 was approximately $108,000. Mr. Christopher H. Arington is employed by the Company as its Business Director
- Southwest Region. For 1997, his total compensation was approximately $69,000. Mr. Philip B. Arington and Mr. Christopher H. Arington are sons of Mr. E. Thomas Arington, the Company's Chairman of the Board and Chief Executive Officer.

                           PRINCIPAL STOCKHOLDERS AND
                             HOLDINGS OF MANAGEMENT


         The following table sets forth, as of July 9, 1998, certain information with regard to the beneficial ownership of the Company's Common Stock by (i) each of the Company's stockholders known to hold more than 5% of the outstanding shares of Common Stock, (ii) each continuing director, nominee for director and named executive officer, individually, and (iii) all continuing directors, nominees and executive officers of the Company as a group.

     Name                                           Beneficial Ownership
     ----                                           --------------------
                                               Number Of Shares (1)   Percent
                                               --------------------   -------

E. Thomas Arington                               1,945,209               10.2%
7155 East Kemper Road
Cincinnati, OH  45249

Jeffrey T. Arington                                156,833                 *

George W. Baughman                                  73,000                 *

Peter R. Seaver                                        ---                ---

S. Sundararaman                                    218,716                1.2%

Timothy J. Holt                                    123,981                 *

All directors, nominees and                      2,517,739               13.0%
executive officers
as a group (6 persons)

*Less than one percent.



(1) Excludes shares of Common Stock subject to options which cannot be exercised within 60 days after July 9, 1998. Includes options to purchase the following numbers of shares: Mr. E. Thomas Arington, 1,159,093 shares; Mr. Jeffrey T. Arington, 120,201 shares; Mr. Baughman, 25,000 shares; Mr. Seaver, none; Mr. Sundararaman, 15,000 shares; Mr. Holt, 102,334 shares; and all continuing directors, nominees and executive officers as a group, 1,421,628 shares.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent beneficial owners also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of copies of such forms and written representations from its executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 1997.

                              STOCKHOLDER PROPOSALS


           Stockholder proposals will be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting if they are received by the Company before the close of business on March 31, 1999.

           In addition, if a stockholder desires to bring business before an annual meeting which is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, the stockholder must follow procedures outlined in the Company's By-Laws. A copy of these procedures is available upon written request directed to the Senior Vice President, Finance and Administration at the Company's address given above. One of the procedural requirements in the By-Laws is timely notice in writing of the business the stockholder proposes to bring before the meeting. For the 1999 Annual Meeting, notice must be received by the Company no earlier than April 30, 1999 and no later than May 30, 1999.


                                 OTHER BUSINESS


           The Company is not aware of any other matters which may properly be presented at the meeting. However, if other matters do come before the meeting, proxies will be voted on those matters in accordance with the recommendations of the Board of Directors.

STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT
ON FORM 10-K BY WRITING TO THE SENIOR VICE PRESIDENT, FINANCE AND ADMINISTRATION OF THE COMPANY AT THE COMPANY'S ADDRESS SHOWN ABOVE.

                                                                       EXHIBIT A

                          DURAMED PHARMACEUTICALS, INC.

                1991 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                       (As amended through July 24, 1998)


         1. PURPOSE. The purpose of this Duramed Pharmaceuticals, Inc. 1991 Stock Option Plan for Nonemployee Directors (the "Plan") is to enhance the value of the stockholders' investment in Duramed Pharmaceuticals, Inc. (the "Company") by encouraging those directors of the Company who are not employees of the Company or any of its subsidiaries (the "Directors") to acquire or increase and retain a financial interest in the Company, thereby also encouraging the Directors to remain as directors of the Company and to put forth maximum efforts for the success of the Company.

         It is intended that stock options ("Nonqualified Stock Options" or "Options"), other than incentive stock options as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted under the Plan.

         2. ADMINISTRATION OF THE PLAN.

         (a) General. This Plan shall be administered by the Board of Directors of the Company (the "Board") which, subject to and not inconsistent with the express provisions of the Plan, shall exercise all the power and authority specifically granted to it under the Plan or necessary or advisable, in the sole and absolute discretion of the Board, to the administration of the Plan.

         (b) Rules and Interpretation. The Board shall have the authority to establish, adopt or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan and in order to preserve the exemptions of the Plan and any Plan Options under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time or any successor rule thereto. The Board's interpretation of the Plan or any Option granted hereunder, and all decisions and determinations by the Board with respect to the Plan, shall be final, binding and conclusive on all parties. No member of the Board shall be personally liable for any action, failure to act, determination, interpretation or construction made in good faith with respect to the Plan or any Option or transaction hereunder.

         (c) No Other Rights. Nothing contained in the Plan, nor any Option granted pursuant to the Plan, shall confer upon any Director any right to continue as a director of the Company or limit in any way the right of the Company to terminate a Director's status as a director at any time.

         3. THE STOCK. The shares of stock available for issuance pursuant to the grant of Options under the Plan shall consist of 300,000 shares of the Common Stock, par value $0.01 per share (the "Common Shares"), of the Company, subject to adjustment as provided in Section 11 hereof. Shares delivered by the Company upon the exercise of Options may be, in whole or in part, either Common Shares purchased by the Company in the open market and held in the treasury of the Company or authorized and unissued Common Shares of the Company. Should an Option (or a portion thereof) expire or terminate for any reason without being exercised, the shares subject to the portion of such Option not so exercised shall be available for subsequent grants under the Plan. Shares tendered or withheld as payment pursuant to Sections 10 and 15 also shall be available for issuance under the Plan. The Board may make such other determinations regarding the counting of Common Shares issued pursuant to the Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.

         4. EFFECTIVE DATE AND TERMINATION OF PLAN. The Plan shall be effective on November 8, 1991 (the "Effective Date"). The Plan shall terminate upon the earlier of (i) November 7, 2006; or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of Options granted hereunder; or (iii) the date as of which it is terminated by action of the Board. No Options may be granted under the Plan after its termination date, provided that the Options granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options.

         5.       GRANT, TERMS AND CONDITIONS OF OPTIONS.

         (a) Grant of Options. Each current Director on the Effective Date shall be granted automatically, at the close of business on November 8, 1991, Nonqualified Stock Options to purchase 10,000 Common Shares (at an option price of $.50 per share). Similarly, each new Director shall be granted automatically, at the close of business on the date he or she first becomes a Director, Nonqualified Stock Options to purchase 10,000 Common Shares. After the Effective Date, each then serving Director of the Company shall be granted automatically, at the close of business on the date in any year upon which the Company's annual meeting of stockholders is held (or, if no annual meeting is held, as of the date designated for the annual meeting by the Company's By-laws), Nonqualified Stock Options to purchase 5,000 Common Shares (other than a Director who was first elected a Director at that annual meeting). Each Director receiving an Option may be referred to herein as an "Optionee." Each Option shall be embodied in an option agreement signed by the Optionee and the Company providing that the Option shall be subject to the provisions of this Plan and containing such other provisions as the Board may prescribe not inconsistent with the Plan.

         (b) When Exercisable. Options shall be exercisable six months after the date of grant. No fractional shares shall be issued, and fractional shares remaining in any Option shall be rounded down to the nearest whole number of shares.

         (c) Price. The exercise price per share of each Option shall be equal to the fair market value of a Common Share on the date of grant, as determined under Section 8 hereof, provided that the exercise price shall be subject to adjustment as provided in Section 11 hereof.

         (d) Term of Options. Options shall be effective on the date of grant and shall be of a term of ten (10) years from the date of grant unless earlier terminated pursuant to the provisions of this Plan.

         6.       TERMINATION OF DIRECTOR STATUS.

         (a) Except as otherwise provided in the Plan, an Optionee's Options (i) are exercisable only by the Optionee, and (ii) if not exercisable by their terms at the time the Optionee ceases to be a director of the Company, shall immediately expire on the date the Optionee ceases to be a director of the Company.

         (b) Except as provided by this Subsection (6)(b), any Optionee's Option which is exercisable by its terms at the time the Optionee ceases to be a director of the Company must be exercised on or before the earlier of (i) one year after the date the Optionee ceases to be a director of the Company or (ii) the fixed expiration date of such Option, after which applicable period the Option shall expire. If an Optionee's status as a director is terminated on account of any act of fraud or intentional misrepresentation, or embezzlement, misappropriation or conversion of the assets or opportunities of the Company or any of its subsidiaries, all Options granted to such Optionee shall automatically terminate as of the date of termination of the directorship.

         (c) In the event of the death of the Optionee while a director of the Company, each of that Optionee's unexercised Options (whether or not then exercisable by its terms) shall become immediately exercisable by the Optionee's estate for a period ending on the earlier of the fixed expiration date of such Option or one year after the date of death, after which period such Option shall expire. For purposes hereof, the estate of an Optionee shall include the legal representatives thereof or any person who has acquired the right to exercise an Option by reason of the death of the Optionee.

         (d) In the event the Optionee ceases to be a director by reason of permanent disability (as defined below), each of that Optionee's unexercised Options (whether or not then exercisable by its terms) shall become exercisable for a period ending on the earlier of the fixed expiration date of such Option or one year from the date the Optionee ceases to be a director, after which period such Option shall expire. For purposes hereof "permanent disability" shall be deemed to be the inability of the Optionee to perform the duties of a director of the Company because of a physical or mental disability as evidenced by the opinion of a Company- approved doctor of medicine licensed to practice medicine in the United States of America.

         7. TRANSFERABILITY OF OPTIONS. Any Option granted hereunder shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative.

         8. FAIR MARKET VALUE. The "fair market value" of a Common Share on any relevant date for purposes of this Plan shall be the last reported sales price of a Common Share on The Nasdaq Stock Market, or on any stock exchange on which the Shares are traded, on that date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted. If the Common Shares are not then traded as described in the preceding sentence, then the average of the closing bid and asked prices on the specified date or on the last preceding day on which bid and asked prices were reported, as quoted by such source as the Board may select, shall be used in determining fair market value.

         9. COMPLIANCE WITH SECURITIES LAWS. Options granted and shares issued by the Company upon exercise of Options shall be granted and issued only in full compliance with all applicable federal and state securities laws, and the Board may impose such conditions on transfer, restrictions and limitations as it deems necessary and appropriate to assure compliance with such laws.

         10. METHOD OF EXERCISE. An Option granted under this Plan may be exercised by written notice to the Board, signed by the Optionee or by such other person as is entitled to exercise the Option. The notice of exercise shall state the number of shares in respect of which the Option is being exercised, and shall either be accompanied by the payment, in cash or in Common Shares as provided hereafter, of the full option price for such shares or shall fix a date (not more than ten business days from the date of such notice) for the payment of the full option price for the shares being purchased. At the election of the Optionee, all or any portion of the payment may be made by the transfer from the Optionee to the Company of Common Shares which have been fully paid and held, of record or beneficially, by the Optionee for at least six months. Such shares shall be valued for this purpose at their fair market value, determined in the same manner as is provided in Section 8 hereof, on the date on which such shares, duly endorsed or accompanied by a stock power duly endorsed for transfer to the Company, are received by the Company. An Option's exercise price may also be paid pursuant to a "cashless" exercise/sale procedure involving a simultaneous sale by a broker, in which case the exercise date shall be the trade date, provided that proceeds of such sale in full payment of the option price are received by the Company on such date. A certificate or certificates for the Common Shares of the Company purchased through the exercise of an Option shall be issued in regular course after the exercise of the Option and payment therefor. During the option period no person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges or a shareholder with respect to any Common Shares issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered.

         11. SHARE ADJUSTMENTS. In the event there is any change in the Company's Common Shares resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall automatically be made without further action by the Board in (i) the number of Common Shares available for Option grants under this Plan, (ii) the number of Common Shares subject to Options granted under this Plan, and (iii) the option price of optioned shares.

         12.      MERGER, CONSOLIDATION OR SALE OF ASSETS.

         (a) In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (a "successor corporation"), such successor corporation may obligate itself to continue this Plan and to assume all obligations under the Plan. In the event that such successor corporation does not obligate itself to continue this Plan as above provided, the Plan shall terminate effective upon such consolidation, merger or transfer, and, except as provided in Subsection 12(d), any unexercised Option previously granted hereunder shall terminate. If practical, the Company shall give each Optionee twenty (20) days prior notice of any possible transaction which might terminate this Plan and the Options previously granted hereunder.

         (b) In the event any person, by any means of purchase or acquisition, becomes the "beneficial owner" (as defined in Exchange Act Rule 13d-3 as in effect on November 8, 1991) of more than 50% of the outstanding Common Shares of the Company, or commences a tender offer pursuant to Exchange Act Regulation 14C as in effect on November 8, 1991) which, if successful, would result in such person becoming the beneficial owner of more than 50% of such shares, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

         (c) In the event of the execution of an agreement of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not to be the surviving corporation (whether or not the Company shall be dissolved or liquidated) or the execution of an agreement of sale or transfer of all or substantially all of the assets of the Company, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

         (d) In the event of any of the transactions referred to in Subsection 12(c) hereof, each Optionee who is subject to the filing requirements imposed under Section 16(a) of the Exchange Act with respect to the Company shall be entitled to tender the Optionee's Options to the Company and to receive from the Company a payment of cash equal to the difference between the aggregate "Fair Value" of the Company's shares subject to the Optionee's Options which are outstanding and not exercised immediately prior to the time of consummation of the transaction and the aggregate option exercise price of such shares. For this purpose, "Fair Value" shall mean the cash value per share to be paid to stockholders pursuant to such agreement, or if cash value is not to be paid, the highest fair market value of a share of Common Stock during the 60-day period immediately preceding the date of the consummation of the transaction. The foregoing payment under this Subsection 12(d) shall be made in lieu of and in full discharge of any and all obligations of the Company in respect of all subject Options of the Optionee.

         (e) The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         13. AMENDMENT OR TERMINATION. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would (a) increase the aggregate number of Common Shares issuable under the Plan (except by operation of Section 11); (b) materially increase the benefits to Optionees under the Plan; (c) materially modify the requirements as to eligibility for participation in the Plan; or (d) in the opinion of counsel to the Company, require stockholder approval pursuant to any federal or state law or any rule or regulation promulgated thereunder. Notwithstanding the foregoing, no amendment may change, without the consent of the Optionee (or such Optionee's, or such Optionee's estate's, legal representative), any Option previously granted to such Optionee under the Plan. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms, except as provided in Paragraph 12 above.

         14. COMPANY RESPONSIBILITY. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable Securities
Acts) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of Common Shares under the terms of the Plan, so long as the Company acts in good faith.

         15. TAX WITHHOLDING. The Company shall be entitled to deduct from any payment by it under the Plan (regardless of whether the payment takes the form of Common Shares delivered upon exercise of an Option or cash delivered pursuant to Subsection 12(d) hereof) the amount of all applicable income, employment and other taxes required by law to be withheld with respect to such payment or may require the Optionee to pay such taxes to the Company prior to and as a condition of the making of the payment. So long as such method is in accordance with any applicable administrative rules established by the Board, an Optionee may elect to pay the required withholding taxes (i) by directing the withholding from any payment of Common Shares by the Company, or (ii) by delivering to the Company, Common Shares having a fair market value, on the date of payment, equal to the amount of such taxes.

         16. IMPLIED CONSENT. Every Optionee, by his acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of such Optionee's heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

         17. DELAWARE LAW TO GOVERN. This Plan shall be construed and administered in accordance with and governed by the laws of the State of Delaware.

                          DURAMED PHARMACEUTICALS, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            PROXY FOR ANNUAL MEETING

              The undersigned hereby appoints E. Thomas Arington and Timothy J. Holt, and each of them, attorneys with the powers which the undersigned would possess if personally present, including the power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Duramed Pharmaceuticals, Inc. to be held at the Embassy Suites Hotel, 4554 Lake Forest Drive, Cincinnati, Ohio 45242 on September 10, 1998, at 9:00 a.m. (EDT), and at any adjournments thereof:

1. Election of E. Thomas Arington, Jeffrey T. Arington, George W. Baughman, Peter R. Seaver, and S. Sundararaman as directors.

 / / FOR all nominees    / / WITHHELD from all nominees   / / For all nominees
                                                              except as noted on
                                                              line below:

*EXCEPTIONS____________________________

2./ / FOR  / / AGAINST  / / ABSTAIN     on the proposal to amend the Company's
                                        1991 Stock Option Plan for Nonemployee
                                        Directors to increase the number of
                                        shares issuable to 300,000 and to extend the expiration date until November 7, 2006.

3./ / FOR  / / AGAINST  / / ABSTAIN     on the proposal to ratify the
                                        appointment of Ernst & Young LLP as
                                        independent auditors.

4. Upon such other business as may properly come before the meeting.

     The proxy will be voted on the above as specified. IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED "FOR" EACH OF THE PROPOSALS AND IN FAVOR OF THE NOMINEES LISTED ABOVE.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

     As to any other matter or if any of said nominees are not available for election, said attorneys shall vote in accordance with the recommendation of the Board of Directors.

   Please mark: I do / /   do not / /     plan to attend the meeting.

                                        Dated __________________________, 1998

                                        --------------------------------------

                                        --------------------------------------
                                              (Signature of Stockholder)

                                        IMPORTANT: Please date and sign exactly
                                        as name appears hereon. If shares are
                                        held jointly, each stockholder named
                                        should sign. Executors, administrators,
                                        trustees, etc. should so indicate when
                                        signing. If the signer is a corporation, please sign full corporate name by duly authorized officer.